As filed with the Securities and Exchange Commission on November 5, 2004

Registration No. 333-119926

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

________________________________

ENERGEN CORPORATION

(Exact name of registrant as specified in its charter)

Alabama 63-0757759

(State or other jurisdiction of (I.R.S. Employer Identification No.)

incorporation or organization)

605 Richard Arrington Jr. Blvd. North, Birmingham, Alabama 35203-2707

(205) 326-2700

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

________________________________

J. David Woodruff

Energen Corporation

605 Richard Arrington Jr. Blvd. North

Birmingham, Alabama 35203-2707

(205) 326-2629

(name, address, including zip code and telephone number, including area code, of agent for service)

The commission is requested to send copies of all communications to:

John K. Molen

Bradley Arant Rose & White LLP

One Federal Place

1819 Fifth Avenue North

Birmingham, Alabama 35203

(205) 521-8238

________________________________

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as the Registrant may determine.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

The registrant hereby amends this registration statement on such dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated November 5, 2004

PROSPECTUS

[ENERGEN LOGO]

ENERGEN CORPORATION

By this prospectus, we offer up to $600,000,000 of our

        debt securities;
        common stock;
        preferred stock; and
        purchase contracts to acquire, warrants for and units of such securities.

We will provide the specific terms of each issuance of these securities in supplements to this prospectus at the time of the offering of the securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. You should read this prospectus and any supplement carefully before you decide to invest.

Investing in these securities involves risks that are described in the "Risk Factors" section beginning on page 3 of this prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol "EGN."

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ___________, 2004.

Table Of Contents

ABOUT THIS PROSPECTUS

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

RISK FACTORS

ENERGEN CORPORATION

RATIO OF EARNINGS TO FIXED CHARGES

USE OF PROCEEDS

SECURITIES WE MAY OFFER

DESCRIPTION OF DEBT SECURITIES

DESCRIPTION OF CAPITAL STOCK

DESCRIPTION OF PURCHASE CONTRACTS

DESCRIPTION OF WARRANTS

DESCRIPTION OF UNITS

PLAN OF DISTRIBUTION

LEGAL MATTERS

EXPERTS

WHERE YOU CAN FIND MORE INFORMATION

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (to which we sometimes refer as the "SEC") using a "shelf" registration process. By using the shelf process, we may, from time to time, sell any combination of the securities described in this prospectus, in one or more offerings, up to a total dollar amount of $600,000,000, or the equivalent denominated in foreign currencies. This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities for sale, we will provide a supplement that will describe the specific information about the offering and the terms of the securities. A prospectus supplement also may add to, update or change the information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the information contained in the documents to which we refer under the heading "Where You Can Find More Information."

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with any different information.

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about, and observe, these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

You should assume that the information appearing in this prospectus, as well as the information contained in any document incorporated by reference, is only accurate as of the date of each such document, unless the information specifically indicates that another date applies. Our business, financial condition and results of operations may have changed since those dates.

When used in this prospectus, the terms "Energen Corporation," "Energen," "the company," "we," "us" and "our" refer to Energen Corporation and its consolidated subsidiaries unless we specify or the context clearly indicates otherwise. The term "you" refers to those who invest in the securities offered by this prospectus, whether directly or indirectly.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements contained or incorporated by reference in this prospectus that are not statements of historical fact are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933. Forward-looking statements are based on management's beliefs, assumptions, and currently available information. Because such statements are based on expectations as to future results and are not statements of fact, actual results may differ materially from those stated. Except as otherwise disclosed, our forward-looking statements do not reflect the impact of possible or pending acquisitions, divestitures or restructurings. Important factors that could cause future results to differ include but are not limited to:

    economic and competitive conditions;
    inflation rates;
    legislative and regulatory changes;
    financial market conditions;
    our ability to continue to access the capital markets;
    future business decisions;
    uncertainties inherent in estimating quantities of proved oil and gas reserves;
    variations in the total amount or timing of actual future production from reserves and production estimates;
    our inability to fully invest our planned expenditures for acquisitions, development and exploration could negatively affect future operating revenues, production and proved reserves;
    the inherent risks associated with drilling development and exploratory wells, including those related to timing, success rates and cost overruns that result from factors such as lease and rig availability and complex geology; and
    other factors discussed in this prospectus and our other filings with the SEC.

Although we make use of futures, swaps and fixed-price contracts to mitigate risk, fluctuations in future oil and gas prices could affect materially our financial position and results of operation. Such risk mitigation activities may also cause our financial position and results of operations to be materially different from results we would have obtained had we not undertaken such risk mitigation activities. The effectiveness of our risk-mitigation also assumes that our counterparties in such activities maintain satisfactory credit quality.

All of these factors are difficult to predict and many are beyond our control. Accordingly, while we believe these forward-looking statements to be reasonable, there can be no assurance that they will approximate actual experience or that the expectations derived from them will be realized. When used in our documents or oral presentations, the words "anticipate," "believe," "estimate," "expect," "forecast," "goal," "guidance," "intend," "objective," "plan," "projection," "seek," "strategy" or similar words are intended to identify forward-looking statements. We undertake no obligation to update or revise our forward-looking statements, whether as a result of new information, future events or otherwise.

For further factors you should consider, please refer to the "Risk Factors" section beginning on page 3 of this prospectus and the Management's Discussion and Analysis of Financial Condition and Results of Operations section in our annual report on Form 10-K for the year ended December 31, 2003, and in our current and periodic reports incorporated by reference, including any future filings we make with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934.

RISK FACTORS

You should consider carefully all of the information that is included or incorporated by reference in this prospectus before investing in our securities. In particular, you should evaluate the uncertainties and risks referred to or described below, which may adversely affect our business, financial condition or results of operations. Additional uncertainties and risks that are not presently known to us or that we currently deem immaterial may also adversely affect our business, financial condition or results of operations.

There are numerous uncertainties inherent in estimating quantities of proved oil and gas reserves and in projecting future rates of production and timing of development expenditures. The total amount or timing of actual future production may vary significantly from reserve and production estimates. If we are unable to fully invest our planned expenditures for acquisition, development and exploration, we could experience negative effects on our future operating revenues, production, and proved reserves. Drilling development and exploratory wells can involve significant risks, including those related to timing, success rates and cost overruns, and these risks can be affected by lease and rig availability, complex geology and other factors.

Although we make use of futures, swaps and fixed-price contracts to mitigate our risk, fluctuations in future oil and gas prices could materially affect our financial position, results of operations and cash flows; such risk mitigation activities may cause our financial position and results of operations to differ materially from results that we would have obtained had we not undertaken such risk mitigation activities. The effectiveness of our risk-mitigation also assumes that our counterparties in such activities maintain satisfactory credit quality.

We generate our revenues and related accounts receivable from our oil and gas operations primarily through sales of produced natural gas and oil to natural gas and oil marketing companies. We typically make these sales on an unsecured credit basis with payment due the month following delivery. This concentration of sales to the energy marketing industry may potentially affect our overall exposure to credit risk, either positively or negatively, because our oil and gas purchasers may be affected similarly by changes in economic, industry or other conditions. We monitor the credit quality of our customers and, in certain instances, may require credit assurances such as a deposit, letter of credit or parent guarantee. In addition, we sell a significant portion of our produced natural gas and oil to a relatively small number of our customers which increases our risk should one or more of these customers be adversely affected.

The customers of our utility subsidiary, Alabama Gas Corporation, are geographically concentrated in central and north Alabama. Significant economic, weather or other events that adversely affect this region could adversely affect Alabama Gas Corporation.

ENERGEN CORPORATION

Energen Corporation is a Birmingham-based diversified energy holding company engaged primarily in the acquisition, development, exploration and production of oil, natural gas and natural gas liquids in the continental United States and in the purchase, distribution and sale of natural gas in central and north Alabama. We conduct our oil and gas development, exploration and production activities through our natural resources subsidiary, Energen Resources Corporation. Our utility subsidiary, Alabama Gas Corporation (to which we sometimes refer as "Alagasco"), is the largest natural gas distributor in the state of Alabama.

We were incorporated in 1978 in connection with the reorganization of Alagasco. Alagasco was formed in 1948 by the merger of Alabama Gas Company into Birmingham Gas Company. Alagasco became a public company in 1953. Energen Resources was formed in 1971 as a subsidiary of Alagasco and became our subsidiary in a subsequent reorganization.

Energen, Energen Resources and Alagasco are all incorporated under the laws of Alabama. Our executive offices are located at 605 Richard Arrington Jr. Blvd. North, Birmingham, Alabama 35203, and our telephone number is (205) 326-2700.

Energen Resources Corporation

Our oil and gas operations focus on increasing production and adding proved reserves through the acquisition and development of North American oil and gas properties. To a lesser extent, we explore for and develop new reservoirs, primarily in areas in which we already have an operating presence. We also provide operating services in the Black Warrior Basin in Alabama for our partners and various third parties. These services include overall project management and day-to-day decision-making relative to project operations. All of our current oil and gas operations are located in the continental United States.

Alabama Gas Corporation

We are the largest natural gas distribution utility in Alabama. Our service territory is located in central and parts of north Alabama. The cities we serve include Birmingham, the center of the largest metropolitan area in Alabama, and Montgomery, the state capital. We are subject to the jurisdiction of the Alabama Public Service Commission ("APSC"). We purchase natural gas through interstate and intrastate marketers and suppliers and distribute the purchased gas through our distribution facilities for resale to residential, commercial and industrial customers and other end-users of natural gas. We also provide transportation services to industrial and commercial customers located on our distribution system. Our business is highly seasonal since a material portion of our total sales and delivery volumes is to customers whose usage varies depending upon temperature; however, our present rate structure includes a temperature adjustment to customers' monthly bills that is designed to mitigate the effect of departures from normal temperature on our earnings.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated:

	Six months ended June 30,	Year ended December 31,	Three months ended	Year ended September 30,
	2004	2003 2002	12/31/01(1)	2001	2000	1999
Ratio of Earnings to Fixed Charges	6.78	4.86 2.94	1.04	2.67	2.43	2.07

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(1) During 2001, we changed our fiscal year end from September 30 to December 31; consequently, we have a three-month period ended December 31, 2001, to report separately.

The ratios of earnings to fixed charges were computed by dividing earnings as adjusted for fixed charges. For this purpose, earnings represent net income applicable to common stock plus applicable income taxes and fixed charges. Fixed charges represent interest expense, capitalized interest and amortization of debt expense.

USE OF PROCEEDS

Except as we may otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities that we may offer and sell from time to time by this prospectus for:

    general corporate and working capital purposes;
    making investments in, or loans to, our subsidiaries;
    repaying existing indebtedness, including our outstanding debt securities and short-term debt; and
    acquiring assets or companies in businesses related to ours, including acquiring natural gas and oil properties.

When a particular series of securities is offered, a prospectus supplement related to that offering will set forth our intended use of the net proceeds received from the sale of those securities. We will have significant discretion in the use of any net proceeds. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay indebtedness until they are used for their stated purpose.

SECURITIES WE MAY OFFER

Types of Securities

The types of securities that we may offer and sell from time to time by this prospectus are:

    debt securities, which we may issue in one or more series;
    preferred stock;
    common stock; and
    purchase contracts, warrants and units relating to the foregoing types of securities.

The aggregate initial offering price of all securities sold will not exceed $600,000,000. We will determine when we sell securities, the amounts of securities we will sell and the prices and other terms on which we will sell them. We may sell securities to or through underwriters, through agents or dealers or directly to purchasers.

Prospectus Supplements

This prospectus provides you with a general description of the type of securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add to or change information contained in this prospectus. In that case, the prospectus supplement should be read as superseding this prospectus.

In each prospectus supplement, which will be attached to the front of this prospectus, we will include the following information:

    the type and amount of securities which we propose to sell;
    the initial public offering price of the securities;
    the names of the underwriters, agents or dealers, if any, through or to which we will sell the securities;
    the compensation, if any, of those underwriters, agents or dealers;
    if applicable, information about the securities exchanges or automated quotation systems on which the securities will be listed or traded;
    material United States federal income tax considerations applicable to the securities, where necessary; and
    any other material information about the offering and sale of the securities.

For more details on the terms of the securities, you should read the exhibits filed with our registration statement, of which this prospectus is a part. You should also read both this prospectus and any prospectus supplement, together with additional information described under the heading "Where You Can Find More Information."

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more distinct series. This section summarizes the material terms of the debt securities that we anticipate will be common to all series. Most of the financial and other terms of any series of debt securities that we offer and any differences from the common terms will be described in the prospectus supplement to be attached to the front of this prospectus.

As required by U.S. federal law for all bonds and notes of companies that are publicly offered, a document called an "indenture" will govern any debt securities that we issue. An indenture is a contract between us and a financial institution acting as trustee on your behalf. We have entered into an indenture with The Bank of New York, which acts as trustee, relating to the debt securities that are offered by this prospectus. The indenture is subject to the Trust Indenture Act of 1939. The trustee has the following two main roles:

    the trustee can enforce your rights against us if we default; there are some limitations on the extent to which the trustee acts on your behalf, which are described later in this prospectus; and
    the trustee will perform certain administrative duties for us, which include sending you interest payments and notices.

As this section is a summary of the material terms of the debt securities being offered by this prospectus, it does not describe every aspect of the debt securities. We urge you to read the indenture and the other documents we file with the SEC relating to the debt securities because the indenture and those other documents, and not this description, will define your rights as a holder of our debt securities. We have filed the indenture as an exhibit to the registration statement that we have filed with the SEC, and we will file any such other document as an exhibit to an annual, quarterly or other report that we file with the SEC. See "Where You Can Find More Information," for information on how to obtain copies of the indenture and any such other document. References to the "indenture" mean the indenture that defines your rights as a holder of debt securities that we have filed as an exhibit to the registration statement relating to this offering or will file as an exhibit to an annual, quarterly or current report that we file with the SEC.

General

The debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

The debt securities will be obligations only of Energen Corporation. Since we conduct substantially all of our operations through our subsidiaries, principally Energen Resources and Alagasco, our cash flow and consequently our ability to service debt is dependent upon the cash flow of our subsidiaries.

You should read the prospectus supplement and any related pricing supplement for the following terms of the series of debt securities offered by the prospectus supplement and related pricing supplement. Our board of directors will establish, among others, the following terms before issuance of the series:

    the title of the debt securities;
    any limit on the aggregate principal amount of the series of debt securities;
    the person or persons entitled to receive interest payments, if other than the person who is the registered holder;
    the date or dates on which the principal of the debt securities is payable;
    the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, and how the rate or rates will be determined;
    the date or dates from which any interest will accrue or how the date or dates will be determined, the date or dates on which any interest will be payable, any regular record dates for these payments or how these dates will be determined and the basis on which any interest will be calculated, if other than on the basis of a 360-day year of twelve 30-day months;
    the place or places of payment, transfer or exchange of the debt securities, and where notices or demands to or upon us in respect of the debt securities may be served;
    any optional redemption provisions;
    any sinking fund or other provisions that would obligate us to repurchase or redeem the debt securities;
    whether any portion of the debt securities may be issued as a global security or securities, and, if so, the depositary for such global securities and the terms and conditions, if any, on which interests in such global securities may be exchanged for the individual securities represented by such global securities;
    the currency or currencies, including composite currencies, in which the principal, premium and interest on the debt securities is payable (if other than the currency of the United States);
    if the principal, premium or interest on the debt securities is payable, either at our election or at the election of a holder of the debt securities, in a currency other than that in which the debt securities are normally payable, the periods for, and the terms and conditions of, making such an election;
    if the principal, premium or interest on the debt securities is payable, either at our election or at the election of a holder of the debt securities, in securities or other property, the type and amount of such securities or other property, or the method by which such amount shall be determined, and the period or periods within which, and the terms and conditions upon which, any such election may be made;
    any index used to determine the amount of payment of principal of, and premium, if any, and any interest on the debt securities;
    if not the principal amount of the debt securities, the portion of the principal amount that will be payable upon acceleration of the maturity of the debt securities or how that portion will be determined;
    any changes or additions to the events of default or our covenants with respect to the debt securities;
    the terms, if any, pursuant to which the debt securities may be converted into or exchanged for our capital stock or other securities;
    the obligations or instruments which we may use to effect defeasance or covenant defeasance for debt securities which are denominated in any currency (including composite currencies) other than United States Dollars, and any additional or alternative provisions for the reinstating of our indebtedness in respect of those debt securities after they have been deemed paid; and
    any other terms and provisions of the debt securities which are not inconsistent with the indenture.

The indenture does not limit the amount of debt securities that we are authorized to issue from time to time. We may issue debt securities with terms different from those of debt securities already issued.

There is no requirement that we issue debt securities in the future under the indenture, and we may use other indentures or documentation, containing different provisions in connection with future issues of other debt securities.

We may issue the debt securities as "original issue discount securities," which are debt securities, including any zero-coupon debt securities that are issued and sold at a discount from their stated principal amount. Original issue discount securities provide that, upon acceleration of their maturity, an amount less than their principal amount will become due and payable. We will describe the U.S. federal income tax consequences and other considerations applicable to original issue discount securities in any prospectus supplement relating to them.

Certain Conditions for Issuance of Additional Indebtedness

Under Alabama law, we may not increase our bonded indebtedness without the consent of our shareholders. We are presently authorized to issue, without further shareholder approval, bonded indebtedness up to an amount which, when added to our outstanding bonded indebtedness at the time of issuance of the new bonded indebtedness, does not exceed the greater of (i) $750,000,000 or (ii) one hundred fifty percent (150%) of our total shareholders' equity as reflected in the consolidated financial statements for our most recently completed fiscal quarter. As of June 30, 2004, we could incur bonded indebtedness of up to $1,130,000,000.

Holders of Debt Securities

Legal Holders. Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to the legal holders of the debt securities. We do not have obligations to you if your debt securities are held in street name, you hold beneficial interests in global securities, or hold your debt securities by any other indirect means. This will be the case whether you choose to be an indirect holder of a debt security or have no choice because we are issuing the debt securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depository participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend the indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture) we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.

Street Name Holders. In the future we may issue debt securities initially in non-global form or terminate a global security. In these cases, you may choose to hold your debt securities in your own name or in "street name." Debt securities held in street name would be registered in the name of a bank, broker or other financial institution that you choose, and you would hold only a beneficial interest in those debt securities through an account you maintain at that institution.

For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in street name you will be an indirect holder, and not a holder, of those debt securities.

Book-Entry Holders. If we so specify in the applicable prospectus supplement, we may issue debt securities in book-entry form only. This means debt securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depository on behalf of other financial institutions that participate in the depository's book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities on behalf of themselves or their customers.

Under the indenture, we will recognize as a holder only the person in whose name a debt security is registered. Consequently, for debt securities issued in global form, we will recognize only the depository as the holder of the debt securities and we will make all payments on the debt securities to the depository. The depository passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depository and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

As a result, you will not own debt securities directly. Instead, you will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depository's book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, you will be an indirect holder, and not a holder, of the debt securities.

Special Considerations for Indirect Holders. If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

    how it handles securities payments and notices;
    whether it imposes fees or charges;
    how it would handle a request for the holders' consent, if ever required;
    whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future;
    how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and
    if the debt securities are in book-entry form, how the depository's rules and procedures will affect these matters.

Debt Securities Issued in Registered (Non-Global) Form

Unless we provide otherwise in the prospectus supplement, we will issue the debt securities:

    only in fully registered form;
    without interest coupons; and
    unless we indicate otherwise in the prospectus supplement, in denominations of $1,000 and amounts that are integral multiples of $1,000.

Holders may exchange their debt securities that are not in global form for debt securities of smaller permitted denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their debt securities at the office of the trustee. We may appoint the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities, or we may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder's proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any debt securities are redeemable and we redeem less than all those debt securities, we may stop the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

If a debt security is issued as a global security, only the depository will be entitled to transfer and exchange the debt security as described in this section, since it will be the sole holder of the debt security.

Global Securities

What is a Global Security? If we so specify in the applicable prospectus supplement, we may issue debt securities under the indenture in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.

Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depository. We will specify the depository for debt securities issued in book-entry form in the applicable prospectus supplement.

A global security may not be transferred to or registered in the name of anyone other than the depository or its nominee, unless special termination situations arise. We describe some of those situations below under "Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depository, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depository or with another institution that does. Thus, if your security is represented by a global security, you will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

Special Considerations for Global Securities. We do not recognize an indirect holder as a holder of debt securities and instead deal only with the depository that holds the global security. The account rules of your financial institution and of the depository, as well as general laws relating to securities transfers, will govern your rights relating to a global security.

If we issue debt securities only in the form of a global security, you should be aware of the following:

    you cannot cause the debt securities to be registered in your name, and cannot obtain non-global certificates for your interest in the debt securities, except in special situations we will describe in the applicable prospectus supplement;
    you will be an indirect holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities, as we describe under "Holders of Debt Securities" above;
    you may not be able to sell interests in the debt securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;
    you may not be able to pledge your interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;
    the depository's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to your interest in a global security. We and the trustee have no responsibility for any aspect of the depository's actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depository in any way;
    depositories may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and
    financial institutions that participate in the depository's book-entry system, and through which you hold your interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt security. Your chain of ownership may contain more than one financial intermediary. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated. In a few special situations, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the debt securities it represented. After that exchange, you will be able to choose whether to hold the debt securities directly or in street name. You must consult your own bank or broker to find out how to have your interests in a global security transferred on termination to your own name, so that you will be a holder. We have described the rights of holders and street name investors above under "Holders of Debt Securities."

We will describe any special situations requiring termination of a global security in the applicable prospectus supplement. The following special situations for termination of a global security are typical:

    if the depository notifies us that it is unwilling, unable or no longer qualified to continue as depository for that global security and we do not appoint another institution to act as depository within 60 days;
    if we notify the trustee that we wish to terminate that global security; or
    if an event of default has occurred with regard to debt securities represented by that global security and has not been cured or waived; we discuss defaults later under "Events of Default."

If a global security is terminated, only the depository, and not we or the trustee, is responsible for deciding the names of the intermediary banks, brokers and other financial institutions in whose names the debt securities represented by the global security are registered, and, therefore, who will be the holders of those debt securities.

Payment Mechanics

Who Receives Payment? Unless otherwise specified in the applicable prospectus supplement, if interest is due on a debt security on an interest payment date, we will pay the interest to the person or entity in whose name the debt security is registered at the close of business on the regular record date, discussed below, relating to the interest payment date. However, if there has been a default in the payment of interest on any debt security, we may pay such defaulted interest to the person or entity in whose name the debt security is registered as of the close of business on a date selected by the trustee which is not more than 15 days and not less than 10 days prior to the date we propose to pay such defaulted interest.

Payments on Registered (Non-Global) Securities. Unless otherwise indicated in any applicable prospectus supplement, we will pay principal, premium and interest on the debt securities that are in registered or non-global form at the office of the trustee designated for such purpose or at the office of any paying agent we have designated, except that at our option we may pay any interest (i) by check mailed to the address of the person or entity entitled to receive such interest as such address appears in the security register, or (ii) by wire transfer to an account maintained by the person or entity entitled to such interest. We may appoint one or more paying agents, and we may remove any paying agent, all in our discretion.

Payments on Global Securities. We will make payments on a global security in accordance with the applicable policies of the depository as in effect from time to time. Under those policies, we will pay directly to the depository, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder's right to those payments will be governed by the rules and practices of the depository and its participants, as described under "What Is a Global Security?"

Regular Record Dates. Unless otherwise specified in the applicable prospectus supplement, we will pay interest to the holders listed in the trustee's records as the owners of the debt securities at the close of business on a particular day in advance of each interest payment date. We will pay interest to these holders if they are listed as the owner even if they no longer own the debt security on the interest payment date. That particular day, usually about two weeks in advance of the interest payment date, is called the "regular record date" and will be identified in the prospectus supplement.

Payment When Offices Are Closed. If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next business day. Payments postponed to the next business day in this situation will be treated under the indenture as if they were made on the original due date. A postponement of this kind will not result in a default under any debt security or the indenture, and no interest will accrue on the postponed amount from the original due date to the next business day.

Paying Agents. We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in Jacksonville, Florida, as the paying agent. We must notify you of changes in the paying agents.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

Amounts Due Which Are Not Claimed by Holders

Any moneys which we pay to the trustee or a paying agent for the payment of principal, premium or interest on any debt securities which remain unclaimed at the end of two years after such principal, premium or interest became due and payable will be repaid, subject to applicable laws of escheat, to us and the persons entitled to such moneys may thereafter look only to us for payment of such amounts.

The Trustee Under the Indenture

The Bank of New York is the trustee under the indenture.

The trustee may resign or be removed with respect to one or more series of indenture securities and a successor trustee may be appointed to act with respect to these series.

Redemption

We will set forth in the applicable prospectus supplement any terms for optional or mandatory redemption of debt securities. Under the indenture, we must give notice by mail between 30 and 60 days prior to the redemption date. If we are redeeming less than all of the debt securities of any series, the security registrar will select the particular debt securities to be redeemed using a method which the trustee deems fair and appropriate.

Any optional redemption may be conditioned upon receipt by the trustee by the redemption date of money sufficient to make the payments due with respect to the debt securities being redeemed. If such money has not been received by the trustee, the related notice of redemption will be of no force or effect, and we will not be required to redeem such debt securities.

Events of Default

You will have special rights if an Event of Default occurs as to the debt securities of your series that is not cured, as described later in this subsection. Please refer to the prospectus supplement for information about any changes to the Events of Default or our covenants, including any addition of a covenant or other provision providing event risk or similar protection.

What is an Event of Default? The term "Event of Default" as to the debt securities of your series means any of the following:

    we do not pay interest on a debt security of the series within 30 days of its due date;
    we do not pay the principal of or any premium on a debt security of the series within three business days of its due date;
    we remain in breach of a covenant or agreement in the indenture, other than a covenant or agreement for the benefit of the holders of debt securities other than your series, for 90 days after we receive written notice stating that we are in breach from the trustee or the holders of at least 25% of the principal amount of the debt securities of your series;
    we, or Alagasco or Energen Resources, file for bankruptcy or other events of bankruptcy, insolvency or reorganization occur;
    we, or Alagasco or Energen Resources, are in default under any matured or accelerated agreement or instrument under which we have outstanding indebtedness for borrowed money or guarantees, which individually are in excess of $10,000,000, and we have not cured any acceleration within 10 days after we receive notice of this default from the trustee or the holders of at least 10% of the principal amount of the debt securities of your series; or
    any other Event of Default provided for the benefit of debt securities of your series occurs.

Except for defaults described in the fourth and fifth bullet points above, an Event of Default for a particular series of debt securities will not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.

The trustee is required to give notice to the holders of the relevant debt securities of any default known to it, unless such default is cured or waived. In the case of an Event of Default of the character specified above in the third bullet under "What is an Event of Default?," no such notice is to be given until at least 75 days after such default occurs. The trustee may withhold notice to the holders of debt securities of a particular series of any default if it considers its withholding of notice to be in the interest of the holders of that series, except that the trustee may not withhold notice of a default in the payment of the principal of, any premium on, or the interest on the debt securities.

Remedies if an Event of Default Occurs. If an Event of Default has occurred and is continuing, the trustee or the holders of at least 33% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable by notifying us, and the trustee, if the holders give notice, in writing. This is called a declaration of acceleration of maturity. If the Event of Default relates to more than one series of debt securities, then the maturity of the affected series of debt securities may be accelerated only by the trustee or the holders of at least 33% in aggregate principal amount of the debt securities of all of the series of debt securities as to which the Event of Default exists, acting together as a single series of debt securities.

Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than the following:

    the payment of principal, premium or interest on any debt security; or
    a default in respect of a covenant that under the indenture cannot be modified or amended without the consent of each holder affected.

If the maturity of any series of debt securities is accelerated and a judgment for payment has not yet been obtained, the acceleration shall be automatically rescinded if all Events of Default other than the non-payment of principal or interest on the debt securities of that series that have become due solely by a declaration of acceleration are cured or waived, and we deposit with the trustee a sufficient sum of money to pay:

    all overdue interest on outstanding debt securities of that series;
    all unpaid principal of any outstanding debt securities of that series that has become due otherwise than by a declaration of acceleration, and interest on the unpaid principal;
    all interest on the overdue interest; and
    all amounts paid or advanced by the trustee for that series and reasonable compensation of the trustee.

Except in cases of default where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. If the action relates to an Event of Default which affects more than one series of debt securities, such direction must be given by the holders of a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities as to which the default exists. The trustee may refuse to follow those directions if the directions conflict with any law or the indenture,
    expose the trustee to personal liability in circumstances where reasonable indemnity would not, in the trustee's sole discretion, be adequate, or the trustee determines that the action being directed would be unjustly prejudicial to the holder of debt securities not participating in giving such direction.

In addition, the trustee may take any other action it deems proper which is not inconsistent with the direction being given by the holders of the debt securities. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Before you are allowed to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interest relating to the debt securities, the following must occur:

    you must give the trustee written notice that an Event of Default has occurred and remains uncured;
    the holders of at least a majority in principal amount of all outstanding debt securities of all series of debt securities with respect to which each Event of Default exists must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;
    the trustee must not have instituted a proceeding for 60 days after receipt of the above notice and offer of indemnity; and
    the holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the notice of the Event of Default during the 60-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date without complying with the foregoing.

Each year, we will furnish the trustee with a written statement of one of our officers certifying that, to the officer's knowledge, we are in compliance with the indenture and the debt securities, or else specifying any default. We are also required to notify the trustee of any Event of Default within 10 days after certain of our officers obtain actual knowledge of the Event of Default.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration.

Modification or Waiver

There are two types of changes that we can make to the indenture and the debt securities.

Changes Requiring Approval. With the approval of the holders of at least a majority in principal amount of all outstanding debt securities of each series affected acting together as the holders of a single series of debt securities, we may make any changes, additions or deletions to any provisions of the indenture applicable to the affected series, or modify the rights of the holders of the debt securities of the affected series. However, without the consent of each holder affected, we cannot:

    change the stated maturity of the principal of, any premium on, or the interest on a debt security;
    reduce the principal amount of, the rate of interest on or any premium payable upon redemption of any debt security;
    reduce the amount payable upon acceleration of maturity following the default of a debt security whose principal amount payable at stated maturity may be more or less than its principal face amount at original issuance or an original issue discount security;
    change the currency in which the principal, interest or premium of any debt security is payable;
    impair your right to sue for payment;
    reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;
    reduce the percentage of holders of debt securities whose consent is needed to waive compliance with any provisions of the indenture or to waive any defaults;
    reduce the requirements for quorum or voting; or
    modify any of the provisions of the indenture dealing with modification and waiver in any other respect, except to increase any percentage of consents required to amend the indenture or for any waiver.

Changes Not Requiring Approval. The second type of change does not require any vote by the holders of the debt securities. This type of change includes those which:

    evidence the assumption by any successor to us of our obligations under the indenture or with respect to the debt securities;
    add to our covenants or surrender any of our rights under the indenture;
    add any Events of Default, in addition to those specified in the indenture, with respect to all or any series of outstanding debt securities;
    change or eliminate any provision of the indenture or add any new provision to the indenture which only affects debt securities issued after the date of such change, elimination or addition;
    provide collateral security for the debt securities;
    establish the form or terms of any series of debt securities;
    appoint a successor trustee with respect to the debt securities of one or more series or add to or change any of the provisions of the indenture so as to allow or facilitate more than one trustee administering trusts under the indenture;
    provide for the procedures required to permit us to utilize a noncertificated system of registration for all or any series of debt securities;
    subject to certain conditions, change the place where debt securities may be transferred, exchanged or paid; or
    cure any ambiguity or inconsistency or make any other provisions with respect to matters and questions arising under the indenture, so long as such modification or amendment does not adversely affect the interests of the holders of debt securities of any series in any material respect.

In addition, we and the trustee may, without the consent of any holders of the debt securities, amend the indenture to include any changes to the indenture required by amendments to the Trust Indenture Act of 1939 enacted after the date of the indenture or to eliminate provisions required by such act to be included in the indenture on the date it was executed which are no longer required to be included in the indenture by such act.

Consolidation, Merger or Sale of Assets

Under the terms of the indenture, we are generally permitted to consolidate with or merge into another entity. We are also permitted to sell or transfer our assets substantially as an entirety to another entity. However, we may not take any of these actions unless all of the following conditions are met:

    the resulting entity must agree in a supplemental indenture to be legally responsible for all our obligations under the debt securities and the indenture;
    the transaction must not cause a default or an Event of Default;
    the resulting entity must be organized under the laws of the United States or one of the states or the District of Columbia; and
    we must deliver an officers' certificate and legal opinion to the trustee with respect to the transaction.

Covenants

This section summarizes the material covenants in the indenture. Please refer to the prospectus supplement for information about any changes to our covenants, including any addition or deletion of a covenant.

Maintenance of Property. We covenant in the indenture that we will (or, with respect to property Energen owns jointly with others, make reasonable effort to) maintain and keep in good condition, repair and working order all properties owned by Energen used or useful in conducting our business and will make all repairs, renewals, replacements, betterments and improvements to those Energen properties we believe necessary to properly conduct our business. We may discontinue operating and maintaining any of Energen's properties if in our judgment doing so is desirable in conducting our business, and
    will not adversely affect the interests of the holders of any outstanding debt securities in any material respect.

Corporate Existence. Subject to our rights described above under "Consolidation, Merger or Sale of Assets," we covenant in the indenture that Energen will keep its corporate existence and rights (charter and statutory) and franchises in full force and effect. We are not required to keep in existence any right or franchise if, in our judgment preserving such right or franchise is no longer desirable in conducting our business, and failing to preserve such right or franchise will not adversely affect the interests of the holders of any outstanding debt securities in any material respect.

Restriction on Liens. We covenant in the indenture that Energen will not create, assume, incur or permit to exist any Lien (other than Excepted Encumbrances) upon property owned by Energen (other than Excepted Property) to secure indebtedness without effectively providing that the debt securities are secured equally and ratably with the indebtedness secured by the Lien. Subject to limitations described in the next sentence, the foregoing restriction does not apply to pledging any of Energen's assets as security for payment of taxes or other similar charges in connection with a good faith contest by us as to our liability for such payment;
    pledging any of Energen's assets to secure a stay or discharge in connection with a legal proceeding in which we or one of our subsidiaries is a party or for the purpose of obtaining insurance coverage or other surety obligations to secure a stay or discharge in the event one is required;
    making good faith deposits or providing security in connection with tenders, redemptions, contracts or leases to which Energen is a party or deposits for the purpose of terminating obligations under an indenture;
    pledging Energen's assets in connection with incurring debt in an aggregate principal amount which does not exceed 5% of Energen's assets at the time of such pledge as shown in our financial statements in our most recent report on Form 10-K or 10-Q filed with the SEC;
    liens, pledges, security interests or other encumbrances on property, stock or indebtedness of any corporation existing at the time it becomes one of our subsidiaries or is merged into us, or existing at the time of we acquire such property or stock;
    liens, licenses, pledges, security interests or other encumbrances which we incur to secure payment of all or a part of the price of acquiring property or stock or constructing or improving property or to secure any debt incurred by us before, at the time of, or within 180 days after the later of the acquisition or completion of construction where we incurred the secured debt to finance all or part of the purchase price of the property or the cost of such construction or improvements;
    liens, pledges, security interests or other encumbrances on Energen's property in favor of a government or any of its political subdivisions or instrumentalities which secure partial progress, installment, advance or other payments under any contract or statute or to secure any indebtedness or other obligation incurred to finance all or any part of the purchase price of or cost of constructing the property subject to the encumbrance; or
    any extension, renewal or replacement of any lien or encumbrance referred to above, if the principal amount of debt secured by the lien or encumbrance is not increased and the lien or encumbrance securing the debt is not extended to cover additional property.

We are not permitted, however, to create, assume, incur or permit to exist any Lien on any of the capital stock of either of Alagasco or Energen Resources which we own (directly or indirectly) under of any of the above-listed exceptions permitting us to incur Liens other than under the exception in the second bullet point above.

Restriction on Sale-Leaseback Transactions. We covenant in the indenture that Energen will not lease as lessee any property (except for temporary leases for a term, including renewals, of not more than three years), which Energen has sold or is going to sell or transfer to the lessor unless the proceeds of the sale at least equal the fair value of the property, and either
      Energen would be entitled, as described above under "Restriction on Liens", to create, assume, incur or permit to exist a Lien to secure debt on the property which Energen is leasing without equally and ratably securing the debt securities; or
      within 120 days after such sale-leaseback transaction, Energen applies (or, in certain cases, agrees to apply within six months) an amount at least equal to the fair value of such property to do a combination of one or more of the following:
        optionally redeem, or purchase and retire, some of the debt securities, pay or otherwise retire some of Energen's Funded Debt (other than Funded Debt which Energen owns) which ranks equally with the debt securities, or purchase additional property (other than the property involved in the sale-leaseback transaction) at not more than its fair value.

Definitions. Following are definitions of some of the terms used in the covenants described above;

"Excepted Encumbrances" means liens for taxes, assessments or governmental charges not delinquent; liens securing indebtedness existing in or relating to real estate acquired for right-of-way purposes; easements or reservations in Energen's property by statute or ordinance; liens and charges incidental to current construction activities; obligations or duties created or imposed by municipalities or other public authority affecting Energen's property; rights reserved to or vested in any municipality or public authority to control or regulate us or use Energen's property; irregularities or deficiencies of title with respect to rights-of-way; and leases made or existing in the ordinary course of our business.

"Excepted Property" means generally certain of Energen's property or equipment used in the ordinary course of business, including current assets, vehicles, certain inventories and equipment, as more particularly defined in the indenture, but excludes capital stock issued by Alagasco and Energen Resources.

"Funded Indebtedness" means, as applied to any person, all Indebtedness of the person maturing after, or renewable or extendible at the option of the person beyond, 12 months from the date of determination.

"Indebtedness" means obligations for money borrowed, evidenced by notes, bonds, debentures or other similar evidences of indebtedness.

"Lien" means a mortgage, lien, pledge, charge or encumbrance of any kind.

Satisfaction and Discharge; Defeasance

We may discharge and cancel the indenture with respect to any and all series of debt securities (except for certain specified surviving obligations) by satisfying certain conditions, including paying in full the principal, premium and interest on all series of the debt securities or providing for the payment in full of those debt securities in the manner described below, paying all other sums required under the indenture, and
    delivering our certificate to the trustee stating that we have complied with all conditions for satisfying and discharging the indenture.

In addition, we may also

    terminate certain of our obligations under the indenture with respect to debt securities of any series ( we call this "legal defeasance") or terminate our obligations to comply with certain covenants in the indenture with respect to debt securities of any series, including the provisions described above under "Certain Covenants--Restriction on Liens," "--Restriction on Sale-Leaseback Transactions" and "Consolidation, Merger or Sale of Assets", after which our omission or failure to comply with those obligations will not constitute a default with respect to those debt securities (we call this "covenant defeasance").

To accomplish either legal defeasance or covenant defeasance, we must do the following:

    deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and obligations issued or guaranteed by the U.S. government (or in the case of debt securities denominated in a currency other than United States Dollars or in a composite currency, such other obligations as were specified with respect to those debt securities at the time they were issued in the manner provided in the indenture) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due date, and either such money and obligations must have been on deposit with the trustee for a period of at least 90 days, or we must have provided the trustee with a legal opinion of our counsel to the effect that payments to the holders of the debt securities from such money and obligations are not recoverable from them as a preference under any applicable United States federal or state law relating to bankruptcy or similar matters; and
    deliver to the trustee a legal opinion of our counsel confirming that, under current federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity, which opinion, in the case of legal defeasance, must be accompanied by a ruling of the Internal Revenue Service issued to us, or be based on a change in law or regulation occurring after the date of the indenture.

If we ever did accomplish legal defeasance as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent. If we accomplish a legal defeasance, we would retain only the obligations to register the transfer or exchange of the debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust.

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred, such as our bankruptcy, and the debt securities became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Governing Law

The debt securities and the indenture will be governed by, and construed in accordance with, the laws of the State of New York.

U.S. Federal Taxation

The applicable prospectus supplement will contain a brief summary of the relevant United States federal income tax laws applicable to the offered debt securities.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.01 per share, of which 36,384,593 shares were outstanding at June 30, 2004, and 5,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding. The following description of our capital stock and related matters is qualified in its entirety by reference to our restated certificate of incorporation, the amendment to our restated certificate of incorporation designating our Series 1998 Junior Participating Preferred Stock, our bylaws and our rights agreement.

The following summary describes elements of our restated certificate of incorporation and bylaws.

Common Stock

General. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the shareholders. The holders of our common stock do not have cumulative voting rights in the election of directors. Holders of our common stock are entitled to receive a dividend if, as and when dividends are declared from time to time by our board of directors out of funds legally available for that purpose, after payment of dividends required to be paid on outstanding preferred stock, as described below. Upon liquidation, dissolution or winding up, the holders of our common stock are entitled to receive a pro rata share of the assets available for distribution to our shareholders after payment of liabilities and accrued but unpaid dividends and liquidation preferences on any of our outstanding preferred stock. Our common stock has no preemptive or conversion rights and is not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to our common stock. Holders of our common stock do not have any right to subscribe to any additional securities which we may issue.

Special Vote Requirements for Certain Transactions. Our restated certificate of incorporation provides that certain specified transactions or a series of transactions with an "interested stockholder" require approval by the vote of the holders of at least 80% of the then outstanding shares of our voting stock, except in cases in which either certain price criteria and procedural requirements are satisfied or the transaction is approved by a majority of our "disinterested" board members. A board member is considered disinterested if such member is neither affiliated with, nor a nominee of, the "interested stockholder" and was a board member prior to the time the "interested stockholder" became an "interested stockholder" (or the duly elected successor to such board member). The specified transactions include:

    our merger or consolidation, or the merger and consolidation of any of our subsidiaries, with or into an "interested stockholder" or an affiliate of an "interested stockholder;"
    the sale, lease, exchange, mortgage, pledge, transfer or other disposition of our assets with a value of $1,000,000 or more to an "interested stockholder" or an affiliate of an "interested stockholder;"
    the issuance or transfer of our stock or other securities to an "interested stockholder" or an affiliate of an "interested stockholder" in exchange for cash, securities or other property having a value of $1,000,000 or more;
    our adoption of any liquidation or dissolution proposal suggested by or on behalf of an "interested stockholder;" or any reclassification of securities, recapitalization, merger or consolidation which has the effect of increasing an "interested stockholder's" proportionate share of our outstanding equity securities.

Subject to certain exceptions, an "interested stockholder" is a person who, together with that person's affiliates and associates, owns 10% or more of our voting stock.

Provisions with respect to our Board of Directors. Our restated certificate of incorporation provides that our board of directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible. As a result, approximately one-third of our board of directors is elected each year. The classification of directors has the effect of making it more difficult for shareholders to change the composition of our board. At least two annual meetings must be held before a majority of our board of directors can be changed.

A majority of our remaining directors may fill vacancies on our board, other than those caused by an increase in the number of directors. Any director elected to fill such a vacancy is elected to serve until the next annual meeting of our shareholders. Any directorship to be filled as a result of an increase in the number of directors may only be filled by election at an annual meeting or at a special meeting of shareholders called for such purpose unless Alabama law at such time permits the vacancy to be filled by a majority of the remaining directors.

Unless otherwise provided in a corporation's charter, Alabama law provides that a director, or the entire board of directors, may be removed by the shareholders at a meeting of shareholders expressly called for that purpose with or without cause by an affirmative vote of holders of a majority of our stock then entitled to vote on election of directors. However, our restated certificate of incorporation and bylaws provide that the affirmative vote of holders of at least 80% of our stock then entitled to vote on election of directors is required to remove a director or our entire board of directors from office.

Amendment. Our restated certificate of incorporation requires the affirmative vote of the holders of at least 80% of our voting stock to amend certain provisions of our restated certificate of incorporation, including those provisions dealing with the transactions described above in "Special Vote Requirements for Certain Transactions" and dividing our board of directors into classes.

Possible Effects of Special Provisions. The provisions of our restated certificate of incorporation described above have the effect of making it more difficult to change our board of directors and may make our board of directors less responsive to shareholder control. Certain of these provisions also may tend to discourage attempts by third parties to acquire us due to the additional time and expense involved and the greater possibility of failure. As a result, these provisions may decrease the likelihood of our acquisition by a potential purchaser or may decrease the price a potential purchaser would be willing to pay for our capital stock.

Preferred Stock Purchase Rights. Our board of directors adopted a rights agreement on July 27, 1998 designed to protect our shareholders from coercive or unfair takeover tactics. Under the terms of the rights agreement, each share of our common stock is accompanied by a right to purchase, until the earlier of July 27, 2008 or the date that we redeem all such rights, 1/100th of a share of Series 1998 Junior Participating Preferred Stock, par value $0.01 per share, at a purchase price of $70, subject to certain antidilution and other adjustments as provided in the rights agreement. Since July 27, 1998, we have issued all shares of our common stock with accompanying rights. Until certain conditions exist, the rights will be represented by the certificates for our common stock and will not be exercisable or transferable apart from the common stock certificates.

The rights agreement has certain anti-takeover effects, as it requires any person or group seeking to acquire us to condition their offer on the acquisition of a substantial number of shares. Otherwise, we will allow our shareholders to exercise their rights and cause substantial dilution to the person or group attempting to acquire us. The rights should not interfere with any merger or other business combination approved by our board since, among other things, our board may redeem all (but not less than all) of the then outstanding rights at $0.01 per right at any time until 10 days (subject to extension) following the date on which a person or group acquires 15% or more of our outstanding common stock. Our board's right to redeem the outstanding rights is limited by certain circumstances more fully described in the Rights Agreement, dated as of July 27, 1998, between us and EquiServe Trust Company, N.A. (successor to First Chicago Trust Company of New York), as Rights Agent. The Rights Agreement is an exhibit to our registration statement on Form 8-A, File No. 1-7810, dated July 10, 1998, which we incorporate by reference into this prospectus. See "Where You Can Find More Information."

Registrar and Transfer Agent. The registrar and transfer agent for our common stock is EquiServe Trust Company, N.A.

Listing. Our common stock is listed on the New York Stock Exchange under the symbol "EGN."

Preferred Stock

General. Our restated certificate of incorporation authorizes our board of directors to issue up to 5,000,000 shares of preferred stock, in one or more series, without further action by our shareholders. Our board must set forth the designations, preferences and other rights, including voting rights, if any, in resolutions providing for the issuance of the preferred stock. We cannot determine what effect, if any, the authorization and issuance of preferred stock would have upon holders of our common stock until our board specifies the attributes of the preferred stock and the rights of the holders of the preferred stock. We anticipate that such effects may include:

    restrictions on dividends paid to holders of our common stock if we have not paid dividends on our preferred stock;
    dilution of the voting power of our common stock to the extent our preferred stock is issued with voting rights, or is convertible into common stock;
    dilution of the equity interest of our common stock, unless we redeem our preferred stock; and
    limitations on the rights of holders of our common stock to share in our assets upon liquidation until we satisfy any liquidation preference granted to holders of our preferred stock.

Although our ability to issue preferred stock provides us with flexibility in connection with possible acquisitions and other corporate purposes, we could issue preferred stock as a means of impeding an attempt by a third party to acquire a majority of our outstanding voting stock.

Series 1998 Junior Participating Preferred Stock. In connection with the adoption of the Rights Agreement described above, on July 27, 1998 our board designated 750,000 shares of our authorized but unissued preferred stock as "Series 1998 Junior Participating Preferred Stock." One share of Series 1998 Junior Participating Preferred Stock will be approximately equivalent to 100 shares of our common stock. Each 1/100th of one share of Series 1998 Junior Participating Preferred Stock has the same dividend and voting rights as one full share of our common stock, except that, if dividend payments on the Series 1998 Junior Participating Preferred Stock are in arrears for six consecutive quarters, our ability to pay dividends on our common stock will be restricted, and holders of the Series 1998 Junior Participating Preferred Stock will have enhanced voting rights. In addition, each share of Series 1998 Junior Participating Preferred Stock has a minimum quarterly dividend equal to the greater of (1) $5.00 or (2) 100 times the aggregate per share dividend declared on our common stock since the last quarterly dividend date. Series 1998 Junior Participating Preferred Stock also has a liquidation preference and certain other rights preferential to our common stock. Pursuant to the Rights Agreement, we have issued rights to our shareholders, but such rights have not yet become exercisable and we have not issued any shares of Series 1998 Junior Participating Preferred Stock.

DESCRIPTION OF PURCHASE CONTRACTS

This section describes the general terms of the purchase contracts that we may offer and sell by this prospectus. This prospectus and any applicable prospectus supplement will contain the material terms and conditions for each purchase contract. The applicable prospectus supplement may add, update or change the terms and conditions of the purchase contracts as described in this prospectus.

General

We may issue purchase contracts for the purchase or sale of debt or equity securities issued by Energen, a basket of our securities, an index or indices of our securities or securities issued by third parties or any combination of the above as specified in the applicable prospectus supplement or in an amendment to the registration statement of which this prospectus forms a part.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may issue purchase contracts that contain conversion features. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued.

We are a holding company with no independent business operations or source of income of our own. We conduct substantially all of our operations through our subsidiaries and, as a result, we depend on the earnings and cash flow of and dividends or distributions from our subsidiaries to provide the funds necessary to meet our debt and contractual obligations. Furthermore, a substantial portion of our consolidated assets, earnings and cash flow is derived from the operations of Alagasco, whose legal authority to pay dividends or make other distributions to us is subject to regulation.

Our holding company status also means that our right to participate in any distribution of the assets of any of our subsidiaries upon liquidation, reorganization or otherwise is subject to the prior claims of the creditors of each of the subsidiaries, except to the extent that our claims as a creditor of a subsidiary may be recognized. Since this is true for us, it is also true for our creditors, including the holders of the purchase contracts. The right of our creditors, including the holders of the purchase contracts, to participate in the distribution of the stock we own in Alagasco is also subject to regulation.

DESCRIPTION OF WARRANTS

This section describes the general terms of the warrants we may offer and sell by this prospectus. This prospectus and any applicable prospectus supplement will contain the material terms and conditions for each warrant. The applicable prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to purchase our debt or equity securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified securities or indices (such as LIBOR, the S&P 500 or other published statistical measure), or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and, in most cases, a warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

Debt and Equity Warrants

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

the title of the warrants;

the aggregate number of warrants offered;

the price or prices at which the warrants will be issued;

    the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified securities or indices, or any combination of the foregoing, purchasable upon exercise of the warrants;

the exercise price of the warrants;

any provisions for adjustment of the number or amount of securities or other rights receivable upon exercise of the warrants or the exercise price of the warrants;

if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

if applicable, the designation and terms of the securities with which the warrants are issued and the number of the warrants issued with each such security;

if applicable, the date on and after which the warrants and the related securities will be separately transferable;

information with respect to book-entry procedures, if any;

if applicable, a discussion of any material United States Federal income tax considerations; and

any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

 Each warrant will entitle the holder of warrants to purchase the amount of securities at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in a prospectus supplement, we will, as soon as possible, forward the securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

We are a holding company with no independent business operations or source of income of our own. We conduct substantially all of our operations through our subsidiaries and, as a result, we depend on the earnings and cash flow of and dividends or distributions from our subsidiaries to provide the funds necessary to meet our debt and contractual obligations. Furthermore, a substantial portion of our consolidated assets, earnings and cash flow is derived from the operation of Alagasco, whose legal authority to pay dividends or make other distributions to us is subject to regulation.

Our holding company status also means that our right to participate in any distribution of the assets of any of our subsidiaries upon liquidation, reorganization or otherwise is subject to the prior claims of the creditors of each of the subsidiaries, except to the extent that our claims as a creditor of a subsidiary may be recognized. Since this is true for us, it is also true for our creditors, including the holders of the warrants. The right of our creditors, including the holders of the warrants, to participate in the distribution of the stock we own in Alagasco is also subject to regulation.

DESCRIPTION OF UNITS

This section describes the general terms of the units that we may offer and sell by this prospectus. This prospectus and any applicable prospectus supplement will contain the material terms and conditions for each unit. The applicable prospectus supplement may add, update or change the terms and conditions of the units as described in this prospectus.

General

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe:

    the terms of the units and of the purchase contracts, warrants, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

a description of the terms of any unit agreement governing the units; and

a description of the provisions for the payment, settlement, transfer or exchange of the units.

We are a holding company with no independent business operations or source of income of our own. We conduct substantially all of our operations through our subsidiaries and, as a result, we depend on the earnings and cash flow of and dividends or distributions from our subsidiaries to provide the funds necessary to meet our debt and contractual obligations. Furthermore, a substantial portion of our consolidated assets, earnings and cash flow is derived from the operation of our regulated utility subsidiary, whose legal authority to pay dividends or make other distributions to us is subject to regulation.

Our holding company status also means that our right to participate in any distribution of the assets of any of our subsidiaries upon liquidation, reorganization or otherwise is subject to the prior claims of the creditors of each of the subsidiaries, except to the extent that our claims as a creditor of a subsidiary may be recognized. Since this is true for us, it is also true for our creditors, including the holders of the units. The right of our creditors, including the holders of the units, to participate in the distribution of the stock owned by us in Alagasco is also subject to regulation.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus and a prospectus supplement as follows:

    through agents;
    to or through underwriters;
    through dealers;
    directly by us to purchasers; or
    through a combination of any such methods of sale.

We, directly or through agents or dealers, may sell, and the underwriters may resell, the securities in one or more transactions, including:

    transactions on the New York Stock Exchange or any other organized market where the securities may be traded;
    in the over-the-counter market;
    in negotiated transactions; or
    through a combination of any such methods of sale.

The securities may be sold at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Agents designated by us from time to time may solicit offers to purchase the securities. We will name any such agent involved in the offer or sale of the securities and set forth any commissions payable by us to such agent in a prospectus supplement relating to any such offer and sale of securities. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter of the securities, as that term is defined in the Securities Act.

If underwriters are used in the sale of securities, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, we will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached. We will set forth in the prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. Such compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities. We will describe any such activities in the prospectus supplement.

We may engage one or more of BNY Capital Markets, Inc., Cantor Fitzgerald & Co. or Merrill Lynch, Pierce, Fenner & Smith Incorporated to act as underwriter for an offering from time to time of our common stock in one or more placements. If we reach agreement with BNY, Cantor or Merrill Lynch on a placement, BNY, Cantor or Merrill Lynch would agree to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to try to sell such shares on the terms of such placement (i.e., number of shares of common stock, minimum price for sales of such stock). BNY, Cantor or Merrill Lynch could make sales in privately negotiated transactions or through any other method permitted by law, including sales deemed to be an "at the market" offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the New York Stock Exchange, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. At-the-market offerings may not exceed 10% of the aggregate market value of our outstanding voting securities held by non-affiliates on a date within 60 days prior to the filing of the registration statement of which this prospectus is a part.

We are currently contemplating issuing up to $100 million of new debt securities in an underwritten offering shortly after the registration statement containing this prospectus is declared effective by the SEC. The general terms of the debt securities are described in this prospectus under "Description of Debt Securities". We have not finally determined the timing or terms of such an offering. Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the sole manager in connection with the offering. Total underwriters' compensation to be paid by us is not expected to exceed 0.35% of the principal amount of the debt securities to be sold. The interest rate is expected to be a floating rate. Maturity of the new debt securities is expected to be 3 years, depending on market conditions. We expect that the use of proceeds from this offering will be for refinancing some of our existing indebtedness and for general corporate purposes. Other terms will be reflected in a prospectus supplement that will be filed with the SEC if and when we decide to proceed with any such offering.

Each series of securities will be a new issue of securities and will have no established trading market other than our common stock which is listed on the New York Stock Exchange. Any common stock sold will be listed on the New York Stock Exchange, upon official notice of issuance. The securities, other than the common stock, may or may not be listed on a national securities exchange. It is possible that one or more underwriters, if any, may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities we may offer.

If a dealer is used in the sale of the securities, we or an underwriter will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The prospectus supplement will describe the terms of any such sales, including the terms of any bidding, auction or other process, if utilized.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates, may engage in transactions with or perform services for us and our subsidiaries in the ordinary course of their business.

LEGAL MATTERS

Bradley Arant Rose & White LLP, Birmingham, Alabama, has rendered an opinion with respect to the validity of the securities being offered by this prospectus. We filed this opinion as an exhibit to the registration statement of which this prospectus is a part. As of October 18, 2004, the partners and associates of Bradley Arant Rose & White LLP beneficially owned approximately 5,000 shares of our outstanding common stock. We will name, in the prospectus supplement relating to an offering, any law firm that will pass upon certain matters related to the securities being offered by this prospectus for any underwriters, dealers or agents.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Energen Corporation for the year ended December 31, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the Public Reference Room of the SEC, 450 Fifth Street, N.W., Room 10024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC- 0330.

The SEC also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is www.sec.gov.

You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

We have filed with the SEC a registration statement on Form S-3 that registers the securities we are offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities offered. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" information in this prospectus that we have filed with it. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this prospectus or any prospectus supplement relating to an offering of our securities.

We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of our offering of securities. These additional documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than information furnished under Items 2.02 and 7.01, which is deemed not to be incorporated by reference in this prospectus), as well as proxy statements. You should review these filings as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

This prospectus incorporates by reference the documents listed below that we have filed with the SEC but have not been included or delivered with this document:

    Our annual report on Form 10-K for the year ended December 31, 2003;
    Our proxy statement dated March 29, 2004;
    Our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2004 and June 30, 2004; and
    Our current reports on Form 8-K filed with the SEC on April 28, 2004, May 7, 2004, June 29, 2004, July 22, 2004, August 5, 2004 and September 28, 2004.

These documents contain important information about us and our financial condition.

You may obtain a copy of any of these filings, or any of our future filings, from us without charge by requesting it in writing or by telephone at the following address or telephone number:

J. David Woodruff

Energen Corporation

605 Richard Arrington Jr. Blvd. North

Birmingham, Alabama 35203-2707

Phone: (205) 326-2629

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

The Registrant estimates that the expenses, other than underwriting commissions and discounts, to be incurred and borne by it in connection with the proposed sale of debt securities, equity securities, purchase contracts, warrants and units will be as follows:

Registration fee $ 76,020.00

*Listing fees 10,000.00

*Rating Agency fees 60,000.00

*Blue Sky expenses 10,000.00

*Transfer Agent's fees 1,000.00

*Fees of Trustee, including counsel and authentication fee 7,500.00

*Printing expenses 20,000.00

*Legal fees and expenses 250,000.00

*Accounting fees 250,000.00

*Miscellaneous expenses 50,000.00

*Total expenses $ 734,520.00

* Estimated

Item 15. Indemnification of Directors and Officers.

(a) Article XI of the Restated Certificate of Incorporation of the registrant provides as follows:

A director of the Corporation shall not be liable to the Corporation or its shareholders for money damages for any action taken, or failure to take action, as a director, except for (1) the amount of a financial benefit received by such director to which such director is not entitled; (ii) an intentional infliction of harm by such director on the Corporation or its shareholders; (iii) a violation of Section 10-2B-8.33 of the Code of Alabama of 1975 or any successor provision to such section; (iv) an intentional violation by such director of criminal law; or (v) a breach of such director's duty of loyalty to the Corporation or its shareholders. If the Alabama Business Corporation Act, or any successor statute thereto, is hereafter amended to authorize the further elimination or limitation of the liability of a director of a corporation, then the liability of a director of the Corporation, in addition to the limitations on liability provided herein, shall be limited to the fullest extent permitted by the Alabama Business Corporation Act, as amended, or any successor statute thereto. The limitation on liability of directors of the Corporation contained herein shall apply to liabilities arising out of acts or omissions occurring subsequent to the adoption of this Article XI and, except to the extent prohibited by law, to liabilities arising out of acts or omissions occurring prior to the adoption of this Article XI. Any repeal or modification of this Article XI by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the liability of a director of the Corporation existing at the time of such repeal or modification.

(b) Section VI of the Bylaws of the registrant provides as follows:

"6.01 Indemnification--

(a) The Corporation shall indemnify, to the fullest extent permitted by law, including, without limitation, the Alabama Business Corporation Act, any person who is or was a director or officer of the Corporation, and any director or officer of the Corporation (and any other person, as evidenced by a duly adopted resolution of the board of directors of the Corporation) who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability or other expenses incurred in connection with the defense of any proceeding, or of any claim, issue or matter in such proceeding, in which such director, officer or other person is a party because such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation in one of the capacities referred to above. If the amount, extent, or quality of indemnification permitted by law should be in any way restricted after the adoption of these bylaws, then the Corporation shall indemnify such persons to the fullest extent permitted by law as in effect at the time of the occurrence of the omission or the act giving rise to the claimed liability with respect to which indemnification is sought.

(b) The Corporation shall indemnify, to the same extent as provided in Section 6.01 (a) of these bylaws with respect to officers and directors of the Corporation, any employee of the Corporation, and any employee of the Corporation (and any other person, as evidenced by a duly adopted resolution of the board of directors of the Corporation) who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability or other expenses incurred in connection with the defense of any proceeding, or of any claim, issue or matter in such proceeding, in which proceeding both such employee or other person is a party because such person is or was an employee of the Corporation or is or was serving at the request of the Corporation in one of the capacities referred to above and the Corporation is obligated to provide, and is providing, indemnification to one or more officers or directors of the Corporation pursuant to Section 6.01 (a) above.

(c) In connection with indemnification of officers, directors and other persons pursuant to Sections 6.01(a) and 6.01(b) of these bylaws, the Corporation shall advance expenses to such persons as and to the extent permitted by law, including, without limitation, the Alabama Business Corporation Act.

(d) The Corporation may indemnify, and may advance expenses to, an employee or agent of the Corporation who is not an officer or director of the Corporation and any other person not described in, or not provided indemnification pursuant to the provisions of, Sections 6.01(a), 6.01(b) or 6.01(c) who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent or another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the same extent as provided in Section 6.01(a) of these bylaws with respect to officers and directors of the Corporation. Notwithstanding the foregoing, nothing contained in this Section 6.01(d) shall, or shall be deemed to, constitute or create an entitlement on the part of any employee or agent of the Corporation to be indemnified or to have expenses advanced to or for such employee's or agent's benefit.

(e) The indemnification and advancement of expenses pursuant to this Article VI shall be in addition to, and not exclusive of, any other right that the person seeking indemnification may have under these bylaws, the articles of incorporation of the Corporation, any separate contract or agreement or applicable law.

6.02 Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, partner, trustee, employee or agent of the Corporation, or any person who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under applicable law.

6.03 Survival of Right

Any right to indemnification of advancement of expenses provided by or granted pursuant to this Article VI shall continue as to a person who has ceased to be a director, officer, employee or agent or to serve as a director, officer, partner, trustee, employee or agent of such other foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person. Any repeal or modification of this Article VI which serves to restrict or lessen the rights to indemnification or advancement of expenses provided by this Article VI shall be prospective only and shall not lessen the right to indemnification or advancement of expenses existing at the time of such repeal or modification with respect to liabilities arising out of claimed acts or omissions occurring prior to such repeal or modification.

(c) In addition to the foregoing provisions of the restated certificate of incorporation and bylaws of the registrant, directors and officers may be indemnified by the registrant pursuant to the provisions of Sections 10-2B-8.50 et seq. of the Code of Alabama (1975), which indemnity may be broader than that provided by the registrant's restated certificate of incorporation and bylaws.

Item 16. Exhibits

Exhibit No. Description

**1(a) Form of Underwriting Agreement for debt securities, preferred stock, common stock, purchase contracts, warrants and units.

*4(a) Restated Certificate of Incorporation of the Registrant, (composite, as amended through February 2, 1998) which was filed as Exhibit 3(a) to the Registrant's Annual Report on Form 10-K for the year ended September 30, 1998 (File No. 1-7810).

*4(b) Articles of Amendment to Restated Certificate of Incorporation of the Registrant, designating Series 1998 Junior Participating Preferred Stock (July 27, 1998) which was filed as Exhibit 4(b) to the Registrant's Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-00395).

*4(c) Bylaws of the Registrant (as amended through October 30, 2002) which was filed as Exhibit 4(c) to the Registrant's Registration Statement on Form S-8 (Registration No. 33-46641).

*4(d) Rights Agreement, dated as of July 27, 1998, between Energen Corporation and First Chicago Trust Company of New York, Rights Agent, which was filed as Exhibit 1 to the Registrant's Registration Statement on Form 8-A, dated July 10, 1998 (File No. 1-7810).

*4(e) Indenture between Energen Corporation and The Bank of New York, as Trustee, dated as of September 1, 1996, which was filed as Exhibit 4(i) to the Registrant's Registration Statement on Form S-3 (Registration No. 333-43245).

*4(f) Indenture dated as of November 1, 1993, between Alabama Gas Corporation and NationsBank of Georgia, National Association, Trustee, ("Alagasco 1993 Indenture"), which was filed as Exhibit 4(k) to Alabama Gas' Registration Statement on Form S-3 (Registration No. 33-70466).

*4(g)(i) Officers' Certificate, dated August 20, 2001, pursuant to Section 301 of the Alagasco 1993 Indenture setting forth the terms of the 6.25 percent Notes due September 1, 2016, which was filed as Exhibit 4.01 to Alabama Gas' Current Report on Form 8-K filed September 27, 2001.

*4(g)(ii) Officers' Certificate, dated August 30, 2001, pursuant to Section 301 of the Alagasco 1993 Indenture setting forth the terms of the 6.75 percent Notes due September 1, 2031, which was filed as Exhibit 4.02 to Alabama Gas' Current Report on Form 8-K filed September 27, 2001.

**4(h) Form of Purchase Contract Agreement.

**4(i) Form of Warrant Agreement.

**4(j) Form of Unit Agreement.

+5 Opinion of Bradley Arant Rose & White LLP.

12 Computation of Ratios of Earnings to Fixed Charges.

+23(a) Consent of Bradley Arant Rose & White LLP (contained in their opinion filed as Exhibit 5 to this Registration Statement).

23(b) Consent of PricewaterhouseCoopers LLP.

+23(c) Consent of Ryder Scott Company, L.P.

+23(d) Consent of Miller and Lents, Ltd.

+23(e) Consent of T. Scott Hickman & Associates, Inc.

+24 Power of attorney authorizing execution of registration statement on Form S-3 on behalf of certain directors of the Registrant.

*25 Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act of 1939 on Form T-1, which was filed as Exhibit 25 to the Registrant's Registration Statement on Form S-3 (Registration No. 333-43245).

* Incorporated by reference.

**To be filed by amendment or by registrant as exhibit to a Current Report of the Registrant on Form 8-K and incorporated by reference herein.

+Previously filed.

Item. 17. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A)(1)(i) and(A)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

D. The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on the 4th day of November, 2004.

ENERGEN CORPORATION

By: *

Wm. Michael Warren

Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature Title Date

* Chairman of the Board, President November 4, 2004

Wm. Michael Warren, Jr. and Chief Executive Officer

(Principal Executive Officer)

/s/ Geoffrey C. Ketcham Executive Vice President, November 4, 2004

Geoffrey C. Ketcham Treasurer and Chief

Financial Officer

(Principal Financial Officer)

* Vice President and Controller November 4, 2004

Grace B. Carr (Principal Accounting Officer)

* Director November 4, 2004

J. Mason Davis, Jr.

* Director November 4, 2004

Stephen D. Ban

* Director November 4, 2004

Julian W. Banton

* Director November 4, 2004

James S. M. French

* Director November 4, 2004

Gary C. Youngblood

* Director November 4, 2004

Judy M. Merritt

* Director November 4, 2004

T. Michael Goodrich

* Director November 4, 2004

Wallace L. Luthy

* Director November 4, 2004

Stephen A. Snider

* Director November 4, 2004

David W. Wilson

*By /s/ Geoffrey C. Ketcham

Geoffrey C. Ketcham,

Attorney-in-fact

REGISTRATION STATEMENT ON FORM S-3 OF ENERGEN CORPORATION

----------------

INDEX OF EXHIBITS

Exhibit No. Description

**1(a) Form of Underwriting Agreement debt securities, preferred stock, common stock, purchase contracts, warrants and units.

*4(a) Restated Certificate of Incorporation of the Registrant, (composite, as amended through February 2, 1998) which was filed as Exhibit 3(a) to the Registrant's Annual Report on Form 10-K for the year ended September 30, 1998 (File No. 1-7810).

*4(b) Articles of Amendment to Restated Certificate of Incorporation of the Registrant, designating Series 1998 Junior Participating Preferred Stock (July 27, 1998) which was filed as Exhibit 4(b) to the Registrant's Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-00395).

*4(c) Bylaws of the Registrant (as amended through October 30, 2002) which was filed as Exhibit 4(c) to the Registrant's Registration Statement on Form S-8 (Registration No. 33-46641).

*4(d) Rights Agreement, dated as of July 27, 1998, between Energen Corporation and First Chicago Trust Company of New York, Rights Agent, which was filed as Exhibit 1 to the Registrant's Registration Statement on Form 8-A, dated July 10, 1998 (File No. 1-7810).

*4(e) Indenture between Energen Corporation and The Bank of New York, as Trustee, dated as of September 1, 1996, which was filed as Exhibit 4(i) to the Registrant's Registration Statement on Form S-3 (Registration No. 333-43245).

*4(f) Indenture dated as of November 1, 1993, between Alabama Gas Corporation and NationsBank of Georgia, National Association, Trustee, ("Alagasco 1993 Indenture"), which was filed as Exhibit 4(k) to Alabama Gas' Registration Statement on Form S-3 (Registration No. 33-70466).

*4(g)(i) Officers' Certificate, dated August 20, 2001, pursuant to Section 301 of the Alagasco 1993 Indenture setting forth the terms of the 6.25 percent Notes due September 1, 2016, which was filed as Exhibit 4.01 to Alabama Gas' Current Report on Form 8-K filed September 27, 2001.

*4(g)(ii) Officers' Certificate, dated August 30, 2001, pursuant to Section 301 of the Alagasco 1993 Indenture setting forth the terms of the 6.75 percent Notes due September 1, 2031, which was filed as Exhibit 4.02 to Alabama Gas' Current Report on Form 8-K filed September 27, 2001.

**4(h) Form of Purchase Contract Agreement.

**4(i) Form of Warrant Agreement.

**4(j) Form of Unit Agreement.

+5 Opinion of Bradley Arant Rose & White LLP.

12 Computation of Ratios of Earnings to Fixed Charges.

+23(a) Consent of Bradley Arant Rose & White LLP (contained in their opinion filed as Exhibit 5 to this Registration Statement).

23(b) Consent of PricewaterhouseCoopers LLP.

+23(c) Consent of Ryder Scott Company, L.P.

+23(d) Consent of Miller and Lents, Ltd.

+23(e) Consent of T. Scott Hickman & Associates, Inc.

+24 Power of attorney authorizing execution of registration statement on Form S-3 on behalf of certain directors of the Registrant.

*25 Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act of 1939 on Form T-, which was filed as Exhibit 25 to the Registrant's Registration Statement on Form S-3 (Registration No. 333-43245).

* Incorporated by reference.

**To be filed by amendment or by registrant as exhibit to a Current Report of the Registrant on Form 8-K and incorporated by reference herein.

+Previously filed.

EXHIBIT 12
Energen Corporation
Computation of Ratio of Earnings to Fixed Charges
(In Thousands, Except for Ratios)

	6 Months	6 Months	12 Months	12 Months	Three Months
	Ended	Ended	Ended	Ended	Ended	Years ended September 30,
	6/30/04	6/30/03	12/31/03	12/31/02	12/31/01	2001	2000	1999

Earnings, as defined:

Income from continuing operations before
provision for income taxes and cumulative
effect of change in accounting principle	$130,964	$124,377	$174,393	$90,784	$448	$74,889	$57,294	$42,067

Add:
Interest, net of amounts capitalized (1)	20,816	21,350	41,980	43,244	10,591	41,566	37,449	37,025
Appropriate portion of rent expense (1/3)*	1,601	1,480	2,804	2,758	612	2,441	2,089	1,888
Dividends on preferred stock of subsidiary	0	0	0	0	0	0	0	0

Total earnings, as defined	$153,381	$147,207	$219,177	$136,786	$11,651	$118,896	$96,832	$80,980

Fixed charges, as defined:

Interest (1)	$21,012	$21,556	$42,262	$43,713	$10,634	$42,070	$37,769	$37,248
Appropriate portion of rent expense (1/3)*	1,601	1,480	2,804	2,758	612	2,441	2,089	1,888
Dividends on preferred stock of subsidiary	0	0	0	0	0	0	0	0

Total fixed charges, as defined:	$22,613	$23,036	$45,066	$46,471	$11,246	$44,511	$39,858	$39,136

Ratio of earnings to fixed charges	6.78	6.39	4.86	2.94	1.04	2.67	2.43	2.07

(1) Includes amortization of debt discount and expense

* rent expense per Commitments and Contingencies Footnote/3 - the SEC accepts 1/3 of rent expense relating to operating leases as the interest portion thereof.

Alagasco

Interest Expense as reported in the 10Q	21,012	21,556	42,262	43,713	10,634	42,070	37,769	37,173
Less AFUDC interest	196	206	282	469	43	504	320	148

Interest, net of amount capitalized	20,816	21,350	41,980	43,244	10,591	41,566	37,449	37,025

Interest Expense as reported in the 10Q	21,012	21,556	42,262	43,713	10,634	42,070	37,769	37,173
Add: Interest capitalized on Energen Plaza construction								75

Total Interest	21,012	21,556	42,262	43,713	10,634	42,070	37,769	37,248

EXHIBIT 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of Energen Corporation of our report dated March 2, 2004 relating to the consolidated financial statements and financial statement schedule which appears in Energen Corporation's Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Birmingham, Alabama

November 4, 2004